Exhibit 3.2

RESTATED

BYLAWS

OF

FASTENAL COMPANY

ARTICLE I.

The corporation shall maintain a registered office in Minnesota. The corporation may have other offices in such places within or without Minnesota as the Board of Directors may from time to time designate.

ARTICLE II.

SHAREHOLDERS’ MEETINGS

Section 1. PLACE. Meetings of the shareholders shall be held at the principal executive office of the corporation, or at such other place within or outside of Minnesota as may from time to time be designated by the Board of Directors or the Chief Executive Officer of the corporation; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

Section 2. REGULAR MEETINGS. A regular meeting of the shareholders shall be held annually, as soon as convenient after the close of the preceding fiscal year of the corporation, at a time to be fixed by the Board of Directors, for the election of directors and the transaction of other appropriate business.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time and for any purpose or purposes by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote) or by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or two or more directors. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting.

Section 4. NOTICE. Unless otherwise required by law, written notice of each meeting of shareholders, stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given to every holder of shares entitled to vote at such meeting at least 10 days and not more than 60 days before the date of the meeting, except as otherwise permitted by law. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), so long as the corporation has first received the written or implied consent required by those rules and regulations.

Section 5. WAIVER; OBJECTIONS. A shareholder may waive notice of the date, time, place or purpose of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a shareholder at a meeting, including attendance by means of remote communication is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 6. QUORUM. The holders of a majority of the voting power of the shares entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these Bylaws. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than a quorum. If a quorum is not present when a duly called or held meeting is convened, the Chairman may adjourn the meeting to a time and place announced at the time of adjournment, and no further notice of the adjourned meeting shall be required.

Section 7. VOTING. At all meetings of shareholders, every owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each share held. In electing directors, the voting shall be by ballot.

Section 8. CHAIRMAN OF MEETING. The Chairman of the Board shall preside at all meetings of shareholders. In his absence, the Board of Directors may appoint any other officer, or any shareholder, to act as Chairman at the meeting.

Section 9. ADVANCE-NOTICE REQUIREMENTS. Subdivision 1. Only persons who are nominated in accordance with this Section shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a regular meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures of this Section.

Subdivision 2. The business conducted at any special meeting of shareholders of the corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 4 of this Article II. At any regular meeting of shareholders of the corporation, the proposal of business (other than the nomination and election of directors, which shall be subject to Subdivision 1 of this Section) to be considered by the shareholders may be made (i) pursuant to the corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors, (iii) by any shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures of this Section, or (iv) by a shareholder or group of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act.

Subdivision 3. (a) Timing of Notice. Timely written notice of a nomination or proposal must be given to the General Counsel of the corporation. To be timely, a shareholder’s written notice of nominations or of proposals to be made at a regular meeting of shareholders (other than business proposed pursuant to Rule 14a-8 under the Exchange Act) must be delivered in writing to the General Counsel of the corporation, or mailed and received at the principal executive office of the corporation, not less than 120 days before the first anniversary of the date of the preceding year’s regular meeting of shareholders. If, however, the date of the regular meeting of shareholders is more than 30 days before or 60 days after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 120 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.

(b) Content of Notice. A shareholder’s notice to the corporation of nominations or of a proposal for a regular meeting of shareholders shall set forth:

(x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person’s name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(y) as to each matter the shareholder proposes to bring before the regular meeting (other than the nomination of a director): (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and (ii) any material interest in such business of the shareholder or any beneficial owner on whose behalf the proposal is made; and

(z) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owners on whose behalf the nomination or proposal is made, (ii) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, and (iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors (in the case of a nomination) or entitled to vote at the meeting (in the case of a shareholder proposal), will continue to be a holder of record of shares entitled to vote for the election of directors or at the meeting, as the case may be, through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to make the proposal.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the General Counsel of the corporation the information required to be set forth in a shareholder’s notice of nomination that pertains to a nominee.

(c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation and no business shall be conducted at any regular meeting except in accordance with this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with this Section and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded or any such business not properly brought before the meeting shall not be transacted.

(d) Inapplicable in Certain Circumstances. This Section does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

Subdivision 4. For purposes of this Section, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when mailed as the notice of the meeting pursuant to Section 4 of this Article II.

Subdivision 5. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. MANAGEMENT. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, except as management rights are reserved or granted to shareholders by law.

Section 2. NUMBER AND QUALIFICATIONS. The Board shall consist of not less than five (5) nor more than twelve (12) persons. The number of directors to be elected shall be fixed from time to time by the Board of Directors, and shall be stated in the notice of the meeting at which directors are to be elected.

Section 3. TERMS. Directors shall serve for an indefinite term that expires at the next regular meeting of shareholders. Each director shall hold office for the term for which he was elected and until a successor is elected and has qualified, or until his earlier death, resignation, removal, or disqualification.

Section 4. VACANCIES. Vacancies on the Board resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. Each director so elected to fill a vacancy shall hold office for an indefinite term that expires at the next regular meeting of the shareholders.

Section 5. MEETINGS. Regular meetings of the Board of Directors shall be held annually immediately after the regular meeting of shareholders, and at such other times as may be fixed by resolution of the Board adopted from time to time. Special meetings of the Board of Directors may be called by the Chairman of the Board or by two or more directors.

Section 6. NOTICE. At least five (5) days notice shall be given to all directors of the date, time and place of a special meeting of the Board. The notice may but not need state the purpose of the meeting. No notice is required if the day or date, time, and place of a Board meeting have been provided in a resolution of the Board establishing regular Board meetings, or announced at a previous meeting of the Board. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken. Notice of a meeting may be waived by a director as provided by law.

Section 7. ADVANCE CONSENT. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 8. COMPENSATION. The directors shall receive such compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

ARTICLE IV.

OFFICERS

Section 1. PRINCIPAL OFFICERS. The Board of Directors may elect from its own number a Chairman of the Board, and shall elect a President and a Treasurer, neither of whom need be a director. The Chairman of the Board, if elected and present, shall preside at all meetings of the Board and of the shareholders, and shall perform such other duties as may be prescribed by the Board. Unless otherwise determined by the Board, and except as heretofore delegated to the Chairman of the Board, the President shall be and have the duties of Chief Executive Officer of the corporation as set forth in Minnesota Statutes, Section 302A.305, as amended from time to time. Unless otherwise determined by the Board, the Treasurer shall be and have the duties of Chief Financial Officer of the corporation, as set forth in Minnesota Statutes, Section 302A.305, as amended from time to time.

Section 2. OTHER OFFICERS. The board may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office determined by the Board.

Section 3. MULTIPLE OFFICES. Any number of offices or functions of those offices may be held or exercised by the same person, who may sign documents in more than one capacity if the documents indicate each capacity in which the person signs.

Section 4. SALARIES. The salaries of all officers and agents of the corporation shall be determined by or under the direction of the Board.

ARTICLE V.

SHARES

Section 1. ISSUANCE OF SHARES. The Board of Directors may authorize the issuance of shares of the corporation and rights to purchase shares of the corporation, to the full amount authorized by the Articles of Incorporation, in such amounts, at such times, and upon such terms as may be determined by the Board and permitted by law.

Section 2. CERTIFICATED AND UNCERTIFICATED SHARES. Subdivision 1. The shares of the corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2. Certificates for shares of the corporation shall be in such form as the Board of Directors may from time to time prescribe, and shall be signed by the President or an Executive Vice President and by the Treasurer or an Assistant Treasurer. If certificates are signed by a transfer agent, acting on behalf of the corporation, and a registrar, the signatures of the officers of the corporation may be facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3. The corporation may determine that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

Section 3. TRANSFER AGENT. The Board of Directors may appoint one or more transfer agents and registrars for the transfer and registration of shares of any class, and may require that share certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 4. TRANSFER OF SHARES. Shares of the corporation shall be transferable on the books of the corporation only by the holder of record thereof in person or by a duly authorized attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares.

Section 5. LOST CERTIFICATES. If any certificate for shares of the corporation shall be lost, stolen, or destroyed, the corporation may require such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

Section 6. DETERMINATION OF VOTING AND OTHER RIGHTS. The Board may fix a date not more than sixty (60) days before the date of any meeting of shareholders or the date for payment of any dividend or other distribution or the date for the allotment of rights or the date when any change or conversion or exchanging of shares shall go into effect, as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting, or entitled to receive payment of any such dividends or other distributions, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend or distribution, or to such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as herein provided.

Section 7. HOLDER OF RECORD. The corporation shall be entitled to treat the holder of record of any share or shares as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law, or as authorized by any procedure established by resolution of the Board of Directors.

ARTICLE VI.

MISCELLANEOUS

Section 1. INDEMNIFICATION. The corporation shall provide indemnification and advances of expenses, including witness reimbursements, to any director or officer of the corporation made or threatened to be made a party to a proceeding, or appearing as a witness in a proceeding, by reason of the former or present official capacity of the person, in such manner, under such circumstances, and to such extent as required or permitted by Minnesota Statues, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

Section 2. FISCAL YEAR. The Board of Directors may fix, and from time to time change, the fiscal year of the corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

Section 3. SEAL. The corporation shall have no seal, and the affixing of a seal shall not be essential to the execution of any document or instrument by or on behalf of the corporation.

Section 4. EXECUTION OF INSTRUMENTS. The President, any Vice President, or any other person or persons designated by the Board of Directors, may sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business and affairs of the corporation, except in cases in which the authority to sign and deliver is required by the law to be exercised by another person or is expressly delegated by the Articles of Incorporation or these Bylaws or by the Board of Directors to some other officer or agent of the corporation.